Exhibit 8.4(b)(i)

                              Retained Territories




Albania                  Georgia                  Netherlands

Andorra                  Germany                  Norway

Armenia                  Greece                   Poland

Austria                  Greenland                Romania

Azerbaijan               Hungary                  All of the States previously
                                                  members of the USSR

Belarus                  Iceland                  Serbia & Montenegro

Belgium                  Ireland                  Slovak

Bosnia & Hercegorina     Italy                    Slovenia

Bulgaria                 Latvia                   Spain

Croatia                  Liechtenstein            Sweden

Cyprus                   Lithuania                Switzerland

Czech Republic           Luxembourg               Turkey

Denmark                  Macedonia                Ukraine

Estonia                  Malta                    United Kingdom

Finland                  Moldova                  Vatican

France                   Monaco